UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2024

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Radnor, PA
5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On June 6, 2024 (the “Effective Date”), Marinus Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Second Credit Agreement Amendment”) to its previously disclosed Credit Agreement and Guaranty dated as of May 11, 2021 with Oaktree Fund Administration, LLC, as the administrative agent, and the lenders party thereto (as amended by that certain Letter Agreement re: Minimum Liquidity Amount dated May 17, 2021, that certain Amendment dated May 23, 2022, and as further amended by that certain Limited Consent and First Amendment to Credit Agreement dated October 28, 2022, the “Credit Agreement”) to (x) remove the minimum liquidity covenant therein and (y) reduce the three (3) remaining quarterly principal payments due in 2024 thereunder by 50%. In connection with the Second Credit Agreement Amendment, the Company made on the Effective Date a one-time prepayment of $15,000,000 of the outstanding tranche B loans under the Credit Agreement, together with payment of the accrued and unpaid interest thereon and applicable exit and prepayment fees.

Amendment to Revenue Interest Financing Agreement

In connection with the Second Credit Agreement Amendment, on the Effective Date, the Company entered into that certain First Amendment to Revenue Interest Financing Agreement (the “RIFA Amendment”) to its previously disclosed Revenue Interest Financing Agreement dated as of October 28, 2022 with Sagard Healthcare Royalty Partners, LP (the “RIFA”), to, among other things, remove the minimum liquidity covenant therein so long as the obligations under the Credit Agreement are outstanding.

The descriptions of the Second Credit Agreement Amendment and the RIFA Amendment are summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Credit Agreement Amendment and the RIFA Amendment, which are each attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are each incorporated by reference herein.

The descriptions of the Credit Agreement and the RIFA are not complete and are qualified in their entirety by reference to the complete text of the Credit Agreement and the RIFA, as applicable. A copy of the Credit Agreement, collectively, is filed as Exhibits 10.20, 10.22, 10.36 and 10.40 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2024 (the “2024 Form 10-K”), and a copy of the RIFA is filed as Exhibit 10.38 to the 2024 Form 10-K.

Item 8.01. Other Events.

Following execution of the Second Credit Agreement Amendment and the RIFA Amendment, the Company expects cash and cash equivalents are sufficient to fund its operating expenses, including capital expenditure and working capital requirements, into the second quarter of 2025.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this Form 8-K are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this report include, among others, the Company’s expectations that its cash and cash equivalents will be sufficient to fund its operating expenses, including capital expenditure and working capital requirements, into the second quarter of 2025. Forward-looking statements in this report involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, that the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated. This list is not exhaustive and these and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this report speak only as of the date of this report. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement, dated June 6, 2024, by and among Marinus Pharmaceuticals, Inc., as Borrower, Oaktree Fund Administration, LLC, as Administrative Agent, and the other lenders party thereto.

10.2	First Amendment to Revenue Interest Financing Agreement, dated June 6, 2024, by and between Marinus Pharmaceuticals, Inc. and Sagard Healthcare Royalty Partners, LP.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: June 6, 2024	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Operating Officer, Chief Financial Officer and Treasurer